                                                                    Exhibit 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended July 31, 2004
                    for Distribution Date of August 20, 2004

COLLECTIONS
                                                                                                     DOLLARS
Payments received                                                                                    61,284,652.66
     Plus / (Less) :
          Net Servicer Advances                                                                        (57,102.30)
          Investment Earnings on funds in the Collection Account                                         66,556.80
                                                                                                     -------------
Total Available Funds                                                                                74,312,689.00
                                                                                                     =============


DISTRIBUTIONS

     Servicing Fee                                                                   1,354,618.00
     Trustee and Other Fees                                                              4,167.60
                                                                                     ------------

Total Fee Distribution                                                                                1,358,785.60

     Note Interest Distribution Amount - Class A-1                           0.00
     Note Interest Distribution Amount - Class A-2                     691,805.04
     Note Interest Distribution Amount - Class A-3                     365,000.00
     Note Interest Distribution Amount - Class A-4                     776,847.92
                                                                    -------------
                                                                     1,833,652.96

     Note Principal Distribution Amount - Class A-1                          0.00
     Note Principal Distribution Amount - Class A-2                 58,252,851.58
     Note Principal Distribution Amount - Class A-3                          0.00
     Note Principal Distribution Amount - Class A-4                          0.00
                                                                    -------------
                                                                    58,252,851.58

Total Class A Interest and Principal Distribution                                                    60,086,504.54

     Note Interest Distribution Amount - Class B-1                     109,687.50
     Note Principal Distribution Amount - Class B-1                          0.00
                                                                    -------------

Total Class B Interest and Principal Distribution                                                       109,687.50

     Note Interest Distribution Amount - Class C-1                     132,281.25
     Note Principal Distribution Amount - Class C-1                          0.00
                                                                    -------------

Total Class C Interest and Principal Distribution                                                       132,281.25

     Note Interest Distribution Amount - Class D-1                     128,781.25
     Note Principal Distribution Amount - Class D-1                          0.00
                                                                    -------------

Total Class D Interest and Principal Distribution                                                       128,781.25

     Spread Account Deposit                                                                          12,496,648.86
                                                                                                     -------------

Total Distributions                                                                                  74,312,689.00
                                                                                                     =============

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended July 31, 2004
                    for Distribution Date of August 20, 2004

PORTFOLIO DATA:
                                                                    # of loans
     Beginning Aggregate Principal Balance                                 89,440                      1,300,432,901.01

     Less:     Principal Payments                                                    (24,196,824.55)
               Full Prepayments                                            (2,589)   (23,431,155.16)
               Partial Prepayments                                             --                --
               Liquidations                                                  (250)   (3,140,035.68)
                                                                                     --------------
                                                                                                         (50,768,015.39)
                                                                                                       ----------------
     Ending Aggregate Principal Balance                                    86,601                      1,249,664,885.62
                                                                                                       ================

Ending Outstanding Principal Balance of Notes                                                          1,192,025,991.24
Overcollateralization Amount                                                                              57,638,894.38
Overcollateralization Level                                                                                        4.61%

OTHER RELATED INFORMATION:

Spread Account:

          Beginning Balance                                                           13,004,329.01
               Investment earnings on funds in spread account                             14,252.83
               Less: Funds included in Total Available Funds                         (13,018,581.84)
               Deposits                                                               12,496,648.86
               Reductions                                                                        --
                                                                                     --------------
          Ending Balance                                                                                  12,496,648.86

          Beginning Initial Deposit                                                   15,000,000.00
               Repayments                                                                        --
                                                                                     --------------
          Ending Initial Deposit                                                                          15,000,000.00

Modified Accounts:
          Principal Balance                                                                      --                  --
          Scheduled Balance                                                                      --                  --

Servicer Advances:
          Beginning Unreimbursed Advances                                                966,770.45
          Net Advances                                                                   (57,102.30)
                                                                                     --------------
                                                                                                             909,668.15

Net Charge-Off Data:
          Charge-Offs                                                                  3,477,266.41
          Recoveries                                                                    (671,934.47)
                                                                                     --------------
          Net Charge-Offs                                                                                  2,805,331.94

Delinquencies ( P&I):                                               # of loans
          30-59 Days                                                        1,496     13,300,493.41
          60-89 Days                                                          355      3,126,431.74
          90-119 Days                                                         115        992,273.65
          120 days and over                                                     3         27,361.91

Repossessions                                                                  56        521,913.59

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of
     the Sale and Servicing Agreement)                                         --                                    --

Cumulative Charge-Off Percentage                                                                                   0.19%

WAC                                                                                                             10.7501%
WAM                                                                                                              57.482

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended July 31, 2004
                    for Distribution Date of August 20, 2004

                                BEGINNING       NOTE MONTHLY                    TOTAL
             ORIGINAL          OUTSTANDING        PRINCIPAL       PRIOR       PRINCIPAL
             PRINCIPAL          PRINCIPAL       DISTRIBUTABLE   PRINCIPAL   DISTRIBUTABLE
CLASSES       BALANCE            BALANCE           AMOUNT       CARRYOVER      AMOUNT
--------------------------------------------------------------------------------------------
  A-1       222,000,000.00               0.00            0.00        0.00            0.00
  A-2       555,000,000.00     549,778,842.82   58,252,851.58        0.00   58,252,851.58
  A-3       200,000,000.00     200,000,000.00            0.00        0.00            0.00
  A-4       331,750,000.00     331,750,000.00            0.00        0.00            0.00
  B-1        56,250,000.00      56,250,000.00            0.00        0.00            0.00
  C-1        63,750,000.00      63,750,000.00            0.00        0.00            0.00
  D-1        48,750,000.00      48,750,000.00            0.00        0.00            0.00
--------------------------------------------------------------------------------------------
 TOTAL    1,477,500,000.00   1,250,278,842.82   58,252,851.58        0.00   58,252,851.58
--------------------------------------------------------------------------------------------

                                          REMAINING           TOTAL
            PRINCIPAL      CURRENT       OUTSTANDING       PRINCIPAL
          DISTRIBUTION    PRINCIPAL       PRINCIPAL      AND INTEREST
CLASSES      AMOUNT       CARRYOVER        BALANCE       DISTRIBUTION
----------------------------------------------------------------------
  A-1              0.00        0.00               0.00            0.00
  A-2     58,252,851.58        0.00     491,525,991.24   58,944,656.62
  A-3              0.00        0.00     200,000,000.00      365,000.00
  A-4              0.00        0.00     331,750,000.00      776,847.92
  B-1              0.00        0.00      56,250,000.00      109,687.50
  C-1              0.00        0.00      63,750,000.00      132,281.25
  D-1              0.00        0.00      48,750,000.00      128,781.25
----------------------------------------------------------------------
 TOTAL    58,252,851.58        0.00   1,192,025,991.24   60,457,254.54
----------------------------------------------------------------------

                     NOTE MONTHLY                    TOTAL
                       INTEREST        PRIOR        INTEREST       INTEREST      CURRENT    DEFICIENCY   POLICY
 NOTE     INTEREST   DISTRIBUTABLE    INTEREST   DISTRIBUTABLE   DISTRIBUTION    INTEREST     CLAIM      CLAIM
CLASSES     RATE        AMOUNT       CARRYOVER       AMOUNT         AMOUNT      CARRYOVER     AMOUNT     AMOUNT
---------------------------------------------------------------------------------------------------------------
  A-1      1.08000%           0.00        0.00            0.00           0.00        0.00         0.00     0.00
  A-2      1.51000%     691,805.04        0.00      691,805.04     691,805.04        0.00         0.00     0.00
  A-3      2.19000%     365,000.00        0.00      365,000.00     365,000.00        0.00         0.00     0.00
  A-4      2.81000%     776,847.92        0.00      776,847.92     776,847.92        0.00         0.00     0.00
  B-1      2.34000%     109,687.50        0.00      109,687.50     109,687.50        0.00         0.00     0.00
  C-1      2.49000%     132,281.25        0.00      132,281.25     132,281.25        0.00         0.00     0.00
  D-1      3.17000%     128,781.25        0.00      128,781.25     128,781.25        0.00         0.00     0.00
---------------------------------------------------------------------------------------------------------------
 TOTAL                2,204,402.96        0.00    2,204,402.96   2,204,402.96        0.00         0.00     0.00
---------------------------------------------------------------------------------------------------------------

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                    for Collection Period ended July 31, 2004
                    for Distribution Date of August 20, 2004

Detailed Reporting

                  See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of July 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 01, 2003.

                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller

                                        ----------------------------------------
                                        Keith Palmer
                                        Senior Vice President
                                        Treasurer